                                                              Exhibit 21
                CARLISLE COMPANIES INCORPORATED


                 Subsidiaries of the Registrant


                                                            Jurisdiction of
                                                             Incorporation
                                                             -------------

Carlisle Companies Incorporated (Registrant)                   Delaware

Subsidiaries:

Carlisle Corporation -
     Carlisle SynTec Systems, Division                         Delaware
          (Roofing Systems)
          Four wholly-owned foreign subsidiaries
          Four wholly-owned domestic subsidiaries

     Braemar, Inc.                                             Minnesota

     Carlisle Corporation of Canada, Ltd.                      Canada
          (Roofing Systems, Braking Systems
          and Friction Materials)

     Carlisle Systems Group Incorporated                       Delaware

     Carlisle Tire & Rubber Company                            Delaware

     Continental Carlisle Incorporated                         Delaware
          (Plastic Foodservice and Giftware Products d/b/a Continental/SiLite International)
          Three wholly-owned domestic subsidiaries

     Geauga Company                                            Delaware

     Motion Control Industries, Inc.                           Delaware
          (Braking Systems and Friction Materials)
          Two wholly-owned foreign subsidiaries
          One wholly-owned domestic subsidiary

     Netstor, Inc.                                             Minnesota

     Tensolite Company                                         Delaware

     Vistatech Corporation                                     Delaware

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